     EXHIBIT 11 -  Computation of Earnings Per Share -



     Item 6(a)
     Exhibit 11
     Computation of Earnings per Share
     United Industrial Corporation and Subsidiaries





                                           Three Months Ended        Nine Months Ended
                                                September 30         September 30
                                          -------------------        ---------------
                                           1994         1993         1994           1993
                                           ----         ----         ----           ----
      Primary:

          Average shares outstanding  12,253,244   12,258,693   12,256,876     12,258,693
                                      ==========   ==========   ==========     ==========
          Net income (loss)           $1,538,000   $1,828,000   $4,000,000   $(12,904,000)
                                      ==========   ==========   ==========   ============

          Earnings (loss) per share       $  .13       $  .15       $  .33         $(1.05)
                                          ======       ======       ======         ======
